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                                                                    Exhibit 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Dana Corporation, which is incorporated by reference in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Toledo, Ohio
April 26, 2002











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